Exhibit 4.17

EXECUTION COPY

THIS SUPPLEMENTAL INDENTURE, dated as of May 31, 2005 (this “First Supplemental Indenture”), is by and among Borden U.S. Finance Corp., a Delaware corporation (“Borden U.S.”), Borden Nova Scotia Finance, ULC, a Nova Scotia unlimited company (“Borden Nova Scotia”), each of the parties identified as an Additional Subsidiary Guarantor on the signature pages hereto (each, an “Additional Subsidiary Guarantor” and collectively, the “Additional Subsidiary Guarantors”) and Wilmington Trust Company, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, BCI US Finance Corp. (“BCI US”) and Borden 2 Nova Scotia Finance, ULC (“Borden 2” and together with BCI US, the “Issuers”), Holdings and the Trustee are parties to an indenture dated as of May 20, 2005 (the “Indenture”), providing for the issuance of the Issuers’ Second-Priority Senior Secured Floating Rate Notes due 2010 (the “Notes”);

WHEREAS, BCI US has merged with and into Borden U.S. (the “Merger”);

WHEREAS, Borden 2 has agreed to amalgamate with Borden Nova Scotia, with the amalgamated company being named Borden Nova Scotia Finance, ULC (the “Amalgamation”);

WHEREAS, Holdings has combined with Resolution Performance Products LLC and Resolution Specialty Materials LLC (the “Combination”);

WHEREAS, as a result of the Merger and in anticipation of the Amalgamation, Borden U.S. and Borden Nova Scotia are assuming, by and under this First Supplemental Indenture, the Issuers’ obligations for the due and punctual payment of the principal of, premium, if any, and interest on all the Notes and the performance and observance of the Indenture on the part of the Issuers;

WHEREAS, pursuant to Section 4.11 and 10.06 of the Indenture, on the date of the Combination, Holdings has agreed to cause the Additional Subsidiary Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which such Additional Subsidiary Guarantor will Guarantee payment on the Notes on the terms set forth in the Indenture; and

WHEREAS, pursuant to Section 9.01(iv) of the Indenture, the Trustee and the Issuers are authorized to execute and deliver this First Supplemental Indenture.

NOW, THEREFORE, for and in consideration of the foregoing premises and for good and valuable consideration, the receipt of which is hereby acknowledged, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Assumption by Borden U.S. and Borden Nova Scotia. Borden U.S. and Borden Nova Scotia hereby assume the Issuers’ obligations for the due and punctual payment of the principal of, premium, if any, and interest on all outstanding Notes issued pursuant to the Indenture and the performance and observance of each other obligation and covenant set forth in the Indenture to be performed or observed on the part of the Issuers. Borden U.S. and Borden Nova Scotia are hereby substituted for, and may exercise every right and power of, the Issuers under the Indenture with the same effect as if Borden U.S. and Borden Nova Scotia had been named as the Issuers in the Indenture, and Borden U. S. and Borden Nova Scotia are successor corporations under the Indenture.

3. Notation on Notes. Notes authenticated and delivered after the date hereof may bear the following notation, which may be stamped or imprinted thereon:

“In connection with the merger of BCI US Finance Corp. (“BCI”) with and into Borden U.S. Finance Corp. (“Borden U.S.”) and the amalgamation of Borden 2 Nova Scotia Finance, ULC (“Borden 2” and together with BCI, the “Issuers”) with Borden Nova Scotia Finance, ULC (“Borden Nova Scotia”), with the amalgamated company being named Borden Nova Scotia Finance, ULC, and pursuant to the First Supplemental Indenture dated as of May 31, 2005, Borden U.S. and Borden Nova Scotia have assumed the Issuers’ obligations for the due and punctual payment of the principal of, premium, if any, and interest on this Note and the performance of each other obligation and covenant set forth in the Indenture to be performed or observed on the part of the Issuers.”

4. Agreements to Become Guarantors. Each of the Additional Subsidiary Guarantors hereby agrees, jointly and severally with all of the other Guarantors, to unconditionally and irrevocably guarantee Borden U.S.’s and Borden Nova Scotia’s obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article 10 of the Indenture and agrees to be bound by all other provisions of the Indenture and the Notes applicable to a Guarantor therein (including Article 11).

5. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

6. Notices. For purposes of the Indenture, the address for notices to Borden U.S., Borden Nova Scotia and each of the Additional Subsidiary Guarantors shall be the address for the Issuers and Guarantors set forth in Section 13.02 of the Indenture.

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7. Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8. Counterparts. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

9. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

10. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture for or in respect of the recitals contained herein, all of which are made solely by Borden U.S., Borden Nova Scotia and the Additional Subsidiary Guarantors. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this First Supplemental Indenture. This First Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto. In entering into this First Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first above written.

ISSUERS

BORDEN U.S. FINANCE CORP.

BORDEN NOVA SCOTIA FINANCE, ULC

By	/s/ George F. Knight
Name:	George F. Knight
Title:	Vice President

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first above written.

SUBSIDIARY GUARANTORS

BDS TWO, INC.

BORDEN CHEMICAL INVESTMENTS, INC.

BORDEN CHEMICAL FOUNDRY, INC.

RPP CAPITAL CORPORATION

RESOLUTION SPECIALTY MATERIALS LLC

RESOLUTIONS’ JV LLC

LAWTER INTERNATIONAL INC.

RESOLUTION SPECIALTY MATERIALS CAPITAL CORP.

BORDEN CHEMICAL INTERNATIONAL, INC.

BAKELITE NORTH AMERICA HOLDING COMPANY

BAKELITE EPOXY POLYMERS CORPORATION

OILFIELD TECHNOLOGY GROUP, INC.

BORDEN SERVICES COMPANY

By	/s/ George F. Knight
Name:	George F. Knight
Title:	Vice President

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first above written.

TRUSTEE

WILMINGTON TRUST COMPANY, as trustee

by	/s/ Mary St. Amand
Name:	Mary St. Amand
Title:	Assistant Vice President